UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2015, Kemper Corporation (the “Company”) issued $250,000,000 aggregate principal amount of its 4.350% Senior Notes due 2025 (the “Notes”). The Notes were issued under an indenture, dated as of February 27, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of February 24, 2015 (the “Supplemental Indenture”), between the Company and the Trustee. The parties entered into the Supplemental Indenture on February 24, 2015.

The Notes bear interest at an annual rate of 4.350%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. The Notes will mature on February 15, 2025.

The foregoing description of the Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Indenture and the Supplemental Indenture (including the form of the Notes) are filed or incorporated by reference as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

On February 24, 2015, the Company entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of March 7, 2012, among the Company, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-syndication agent, and Fifth Third Bank, as co-syndication agent, as amended (the “Credit Agreement”). The amendment modifies the financial covenant in the Credit Agreement limiting the ratio of the Company’s total debt to total capitalization on a consolidated basis such that the Company’s total debt on a consolidated basis would, until the earlier of (a) the payment in full in cash of the Company’s 6.000% Senior Notes due November 30, 2015 (the “2015 Senior Notes”) and (b) November 30, 2015, be calculated net of unrestricted cash and specified cash equivalents held by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Some of the agents and/or lenders under the Credit Agreement, as amended by the Amendment (the “Amended Credit Agreement”), and their respective affiliates have various relationships with Kemper to provide commercial banking, trust services, investment banking, underwriting and other financial services, for which they have received and will receive customary fees and expenses. Affiliates of the following agents and/or lenders under the Amended Credit Agreement acted as underwriters in connection with the issuance of the Notes: JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Fifth Third Bank, U.S. Bank National Association, PNC Bank, National Association and The Bank of New York Mellon. An affiliate of the Bank of New York Mellon is the Trustee and serves as trustee with respect to other outstanding debt securities of the Company.

The Company has entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates for which they have received and will receive customary fees and expenses. The Trustee serves as trustee with respect to outstanding debt securities of the Company other than the Notes. The Bank of New York Mellon, an affiliate of the Trustee, is a lender under the Amended Credit Agreement. BNY Mellon Capital Markets, LLC, an affiliate of the Trustee, acted as an underwriter in connection with the issuance of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture, the Supplemental Indenture and the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On February 19, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the sale and issuance by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell $250,000,000 aggregate principal amount of the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company sold the Notes to the Underwriters at an issue price of 99.287% of the principal amount thereof. The Underwriters offered the Notes to the public at a price of 99.937% of the principal amount thereof. The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and the Company’s estimated expenses related to the offering of the Notes, were approximately $247.2 million. The Company intends to use the net proceeds from the sale of the Notes, together with other available cash, to redeem in full the $250,000,000 outstanding principal amount of the 2015 Senior Notes. Pending such application of the net proceeds from the offering of the Notes, the Company may invest the net proceeds in short-term, liquid investments.

The Notes were offered and sold pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-194032) filed with the Securities and Exchange Commission on February 19, 2014 and supplemented by a prospectus supplement, dated February 19, 2015, related to the offering of the Notes.

Affiliates of the following Underwriters are agents and/or lenders under the Amended Credit Agreement: BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

On February 24, 2015, the Company instructed the trustee under the indenture governing the 2015 Senior Notes (the “2015 Notes Indenture”) to deliver to the holders of the 2015 Senior Notes a notice of redemption for the full $250,000,000 outstanding principal amount of the 2015 Senior Notes at a make-whole redemption price calculated in accordance with the 2015 Notes Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated February 19, 2015, between Kemper Corporation and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2014, between Kemper Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Kemper Corporation’s Current Report on Form 8-K filed with the SEC on February 27, 2014).

4.2	Second Supplemental Indenture, dated as of February 24, 2015, between Kemper Corporation and the Trustee (including the form of 4.350% Senior Notes due 2025).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Amendment No. 2 to Credit Agreement, dated as of February 24, 2015, by and among Kemper Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2015	KEMPER CORPORATION

/s/ Christopher L. Moses
	Name:	Christopher L. Moses
	Title:	Vice President and Treasurer

Exhibit Index

1.1	Underwriting Agreement, dated February 19, 2015, between Kemper Corporation and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2014, between Kemper Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Kemper Corporation’s Current Report on Form 8-K filed with the SEC on February 27, 2014).

4.2	Second Supplemental Indenture, dated as of February 24, 2015, between Kemper Corporation and the Trustee (including the form of 4.350% Senior Notes due 2025).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Amendment No. 2 to Credit Agreement, dated as of February 24, 2015, by and among Kemper Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).